UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2025

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401) 828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 29, 2025, Gregory A. Woods resigned from his positions as President and Chief Executive Officer of AstroNova, Inc. (the “Company”), and as a member of the Company’s Board of Directors, effective immediately.

(c)

On June 30, 2025, the Company announced that Darius G. Nevin, age 67, became the Company’s Interim President and Chief Executive Officer, effective June 29, 2025. Mr. Nevin has served on the Company’s Board of Directors since March 2025. Mr. Nevin is a highly respected finance executive with more than 30 years of experience, including as a former Chief Financial Officer of a publicly traded company and public company director on multiple boards. Mr. Nevin served for nine years as Chief Financial Officer at then publicly traded Protection One, Inc., one of the largest security monitoring companies in the United States during his tenure. In this role, he was instrumental in orchestrating a comprehensive financial turnaround that significantly enhanced operational efficiency, culminating in the successful sale of the company. Since 2016, he has served on the board of Alarm.com, a global leader in internet-of-things security and automation solutions. In 2022, Mr. Nevin joined the board of drug testing company Psychemedics Corporation, where he serves as Chairman. In addition, he served on the board of WCI Communities, Inc., a luxury homebuilder, from its initial public offering on the NYSE in 2013 until its sale in 2017. Mr. Nevin received a bachelor’s degree from Harvard University and an M.B.A. from the University of Chicago Booth School of Business.

Upon his appointment to Interim President and Chief Executive Officer, Mr. Nevin resigned from his positions as a member of the Audit Committee and the Human Capital and Compensation Committee of the Company’s Board of Directors.

The Company issued a press release on June 30, 2025 announcing Mr. Nevin’s appointment to Interim President and Chief Executive Officer and Mr. Woods’ resignation, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Matters.

On June 29, 2025, in light of these material changes to the Board of Directors and management, the Board of Directors determined to postpone the Company’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”), previously scheduled for Wednesday, July 9, 2025. The Board of Directors will establish and announce a new date, time and location for the rescheduled 2025 Annual Meeting and a new record date for determining shareholders entitled to receive notice of, and vote at, the rescheduled 2025 Annual Meeting.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated June 30, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: June 30, 2025	By:	/s/ Thomas D. DeByle
Thomas D. DeByle
Vice President, Chief Financial Officer and Treasurer